                                                                      Exhibit 12

               PEOPLES ENERGY CORPORATION AND SUBSIDIARY COMPANIES

         STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in Thousands)

                                                                     Fiscal years ended September 30,
                                                           -----------------------------------------------------
                                                             2004        2003      2002      2001        2000
                                                           ---------   --------  --------  ---------   ---------
Net Income Before Preferred
    Stock Dividends, as reported                           $  81,564   $103,934  $ 89,071  $  96,939   $  82,942

Change in undistributed earnings from equity investees        (8,327)     4,740    12,216     (7,587)    (11,545)

Add - Income Taxes                                            37,833     59,182    46,321     51,372      41,195
        Fixed charges excluding capitalized interest          48,426     49,441    56,439     72,051      52,919
                                                           ---------   --------  --------  ---------   ---------

Earnings                                                   $ 159,496   $217,297  $204,047  $ 212,775   $ 165,511
                                                           ---------   --------  --------  ---------   ---------

Fixed charges including capitalized interest               $  48,426   $ 49,441  $ 56,439  $  72,051   $  53,741

Ratio of Earnings to Fixed Charges                              3.29       4.40      3.62       2.95        3.08
                                                           ---------   --------  --------  ---------   ---------

                                                                      Exhibit 12

         THE PEOPLES GAS LIGHT AND COKE COMPANY AND SUBSIDIARY COMPANIES

         STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (Dollars in Thousands)

                                                             Fiscal years ended September 30,
                                                      -----------------------------------------------
                                                       2004      2003      2002      2001      2000
                                                      -------  --------  --------  --------  --------
Net Income Before Preferred
    Stock Dividends                                   $45,376  $ 79,582  $ 77,818  $ 75,259  $ 73,576

Add - Income Taxes                                     24,397    45,752    47,832    47,692    41,954
        Fixed Charges excluding capitalized interest   21,114    22,314    23,673    36,737    33,640
                                                      -------  --------  --------  --------  --------

Earnings                                              $90,887  $147,648  $149,323  $159,688  $149,170
                                                      -------  --------  --------  --------  --------

Fixed Charges including capitalized interest          $21,114  $ 22,314  $ 23,673  $ 36,737  $ 34,462

Ratio of Earnings to Fixed Charges                       4.30      6.62      6.31      4.35      4.33
                                                      -------  --------  --------  --------  --------

                                                                      Exhibit 12

                NORTH SHORE GAS COMPANY AND SUBSIDIARY COMPANIES

         STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in Thousands)

                                                           Fiscal years ended September 30,
                                                      -------------------------------------------
                                                        2004     2003     2002     2001     2000
                                                      -------  -------  -------  -------  -------
Net Income Before Preferred
    Stock Dividends                                   $11,076  $14,545  $12,921  $14,580  $ 6,184

Add - Income Taxes                                      6,743    8,712    7,916    9,013    3,657
        Fixed Charges excluding capitalized interest    3,688    3,603    5,045    5,434    5,114
                                                      -------  -------  -------  -------  -------

Earnings                                              $21,507  $26,860  $25,882  $29,027  $14,955
                                                      -------  -------  -------  -------  -------

Fixed Charges including capitalized interest          $ 3,688  $ 3,603  $ 5,045  $ 5,434  $ 5,114

Ratio of Earnings to Fixed Charges                       5.83     7.45     5.13     5.34     2.92
                                                      -------  -------  -------  -------  -------